           Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date: June 6, 2008

Contact:	Ms. Judith Barber
Corporate Secretary

BANK OF SMITHTOWN CEO
PARTICIPATES IN
INTERNATIONAL MONETARY CONFERENCE

Smithtown, NY, June 6, 2008 - Brad Rock, the Chairman, President & CEO of Bank of Smithtown, participated this week in the International Monetary Conference in Barcelona, Spain. The IMC is a series of meetings among the leaders of the world’s largest banks and the heads of the central banks of the United States, Europe and Japan. Mr. Rock was invited to participate in the meetings in his role as Chairman of the American Bankers Association, which is the largest banking trade association in the United States. In the accompanying photo, Mr. Rock is pictured speaking with King Juan Carlos I, the reigning monarch of Spain, the host country for this year’s conference.

Bank of Smithtown is a 99-year old community bank which is a wholly-owned subsidiary of Smithtown Bancorp (NASDAQ: SMTB). The bank has often been recognized as one of the leading community banks in the United States.